Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-4/A of IEG Holdings Corporation of our report dated March 6, 2017 with respect to the consolidated financial statements of IEG Holdings Corporation as of December 31, 2016 and 2015, and for each of the two years in the period ended December 31, 2016.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

Rose, Snyder & Jacobs LLP

Encino, California

April 18 , 2017